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                                   Exhibit 21


                           SUBSIDIARIES OF REGISTRANT



Name of Subsidiary                                                         State of Incorporation
------------------                                                         ----------------------
Krause's Custom Crafted Furniture Corp.                                    California
(business operated under the names
 "Krause's Custom Crafted Furniture Corp." , "Krause's Sofa Factory",
  "Sofa Factory",  and "Castro Convertibles")

KMC Enterprises, Inc.                                                      Delaware